UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2023 (August 25, 2023)

Strawberry Fields REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-41628	84-2336054
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6101 Nimtz Parkway

South Bend, Indiana 46628

(Address of Principal Executive Office) (Zip Code)

(574) 807-0800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	STRW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K filed by Strawberry Fields REIT, Inc. (the “Company”) includes information that may constitute forward-looking statements. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Forward-looking statements include, without limitation, statements relating to projected industry growth rates, the Company’s current growth rates and the Company’s present and future cash flow position. A variety of factors could cause actual events and results, as well as the Company’s expectations, to differ materially from those expressed in or contemplated by the forward-looking statements. Risk factors affecting the Company are discussed in detail in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

Item 2.01. Completion of Acquisition or Disposition of Assets

Indiana Facilities Acquisition and Financing

As reported in the Company’s Form 8-K filed on June 14, 2023, the Company has entered into a Purchase and Sale Agreement dated June 8, 2023, with WC-Castleton LLC, WC-Chesterfield LLC, WC-Columbia City LLC, WC-Dunkirk LLC, WC-Fort Wayne LLC, WC-Hartford City LLC, WC-Hobart LLC, WC-Huntington LLC, WC-Lagrange LLC, WC-Middletown LLC, WC-Peru LLC, WC-Rockport LLC, WC-Rushville LLC, WC-Sullivan LLC, WC-Syracuse LLC, WC-Tipton LLC, WC-Wabash LLC and WC-Wakarusa LLC (collectively, the “Sellers”).

The Purchase and Sale Agreement provided for the purchase of 24 healthcare facilities located in Indiana (the “Indiana Facilities”) for $102.0 million. The Indiana Facilities are comprised of 19 skilled nursing facilities with 1,659 licensed beds and five assisted living facilities with 193 beds, of which 29 beds are licensed.

The Company closed on the acquisition of the Indiana Facilities on August 25, 2023.

Pursuant to the terms of the Purchase and Sale Agreement, the Company was required to pay a purchase price of $102 million for the Indiana Facilities and to make a loan of $6.5 million to the Sellers.

The Company funded the payment of the purchase price and the $6.5 million loan through a combination of a $66 million mortgage loan made to the Company by commercial bank, Popular Bank, and from the Company’s existing cash resources, as well as the application of a deposit of $5 million previously made by the Company.

The $66 million mortgage loan has a 5-year term bearing interest at a floating rate of SOFR plus 3.5%, subject to a 4.0% floor. The loan is interest-only for the first 12 months and the principal amount of the loan is repayable in installments based on a 20-year amortization, with a balloon payment of the balance due on the fifth anniversary of the loan. The remaining cash required to close was funded through the Company’s cash reserves, which included approximately $19.2 million representing the net proceeds from the extension of the Series D bonds completed in July 2023.

The $6.5 loan to the Sellers is due within 60 days of the closing and bears interest at the rate of 10% commencing after the first 30 days of the loan. The loan is unsecured, but fully guaranteed.

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The Indiana Facilities are currently leased under a master lease agreement that commenced on November 1, 2022, between the Sellers and a group of tenants affiliated with two of the Company’s directors, Moishe Gubin and Michael Blisko. Under the master lease, the tenants are required to pay annual rent, on a triple net basis, as follows:

(a) for the first lease year, $9,500,000 per annum;

(b) for the second lease year, $9,500,000 per annum;

(c) for the third lease year, $11,622,905 per annum;

(d) for the fourth lease year, $14,276,536 per annum;

(e) for the fifth lease year, $14,562,067 per annum;

(f) for the sixth lease year, $14,853,308 per annum; and

(g) for the seventh lease year, $15,150,375 per annum.

The tenants have three options to extend the lease. The first option is for three years, the two remaining options are for five years each. The tenants have an option to buy the properties during the sixth or seventh year of the lease for $127.0 million. The material terms of the master lease were not modified as a result of the purchase. The tenants operate the Indiana Facilities as skilled nursing and assisted living facilities.

Due to the successful closing of the acquisition of the Indiana Facilities, the Company’s portfolio increased from 79 healthcare properties to 103 properties, and its aggregate annualized average base rent for the expected life of its leases increased from $84.2 million to $96.9 million, based on aggregate annualized average base rent as of June 30, 2023. Additionally, the number of properties leased to tenants affiliated with Mr. Gubin and Mr. Blisko increased from 41 properties to 65 properties, and the percentage of annualized base rent received from related party leases increased from 62.2% to 67.1%, based on aggregate annualized average base rent over the life of our leases as of June 30, 2023.

Annualized straight line rent for the Indiana Facilities is equal $12.7 million representing a weighted average lease yield of 12.4%.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Properties Acquired

The Company will file the financial statements required by Item 9.01(a) with respect to the acquisition under the cover of Form 8-K/A not later than 71 calendar days after the deadline for filing this Form 8-K.

(b) Pro Forma Financial Information

The Company will file the financial statements the pro forma financial information required by Item 9.01(b) under the cover of Form 8-K/A but not later than 71 calendar days after the latest date on which this initial Current Report on Form 8-K is required to be filed.

Exhibit No.	Description of Exhibit

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Strawberry Fields REIT, Inc.

Dated: August 29, 2023	By:	/s/ Moishe Gubin
Moishe Gubin Chief Executive Officer and Chairman

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